Exhibit 99.1

Sumo Logic to be Acquired by Francisco Partners for $1.7 Billion

REDWOOD CITY, Calif. – February 9, 2023 – Sumo Logic (Nasdaq: SUMO), the SaaS analytics platform to enable reliable and secure cloud-native applications, today announced that it has entered into a definitive agreement (the “Agreement”) to be acquired by affiliates of Francisco Partners, a leading global investment firm that specializes in partnering with technology businesses, for $12.05 per share in cash. The all-cash transaction values Sumo Logic at an aggregate equity valuation of approximately $1.7 billion.

Under the terms of the Agreement, Sumo Logic stockholders will receive $12.05 per share in cash. This represents a premium of approximately 57% to Sumo Logic’s unaffected closing stock price on January 20, 2023, the last full trading day prior to media reports regarding a possible transaction. Upon completion of the transaction, Sumo Logic will become a private company with enhanced ability to expand its market opportunity, innovate on its critical solutions, accelerate growth, and further its vision.

“Since founding Sumo Logic in 2010, we have created a trusted, cloud-native, SaaS analytics platform for observability and security, enabling our customers to transform complexity into insights and accelerate their cloud transformation adoption,” said Ramin Sayar, President and CEO of Sumo Logic. “Today’s announcement represents a compelling outcome for our stockholders. We are delighted at the prospect of partnering with Francisco Partners in the next phase of Sumo Logic’s journey.”

Added Chuck Robel, Lead Independent Director of the Sumo Logic Board of Directors, “The Sumo Logic Board conducted a thorough evaluation of strategic alternatives and spoke with a number of strategic and financial partners. The transaction with Francisco Partners delivers a substantial premium and a compelling cash value to our stockholders. The Board unanimously determined that this transaction maximizes stockholder value and represents the best path forward for Sumo Logic and recommended that stockholders vote in favor of the transaction.”

“Sumo Logic is ideally positioned to capitalize on the large and growing demand from enterprises for observability and security solutions,” said Brian Decker and Evan Daar, Partners at Francisco Partners. “Its leading, cloud-native, analytics platform provides the scalability and insights required as applications and data proliferate in today’s digital world. We look forward to partnering with Sumo Logic to drive accelerated growth and continue its long heritage of product innovation.”

“We are excited to invest in Sumo Logic and support its mission to make the world’s digital experiences reliable and secure,” added Karl Shum, a Principal at Francisco Partners.

Transaction Details, Approvals and Timing

The transaction, which was unanimously approved by the Sumo Logic Board, is expected to close in the second calendar quarter of 2023, subject to customary closing conditions, including approval by Sumo Logic stockholders and the receipt of required regulatory approvals.

Upon completion of the transaction, Sumo Logic’s common stock will no longer be listed on any public market.

Advisors

Morgan Stanley & Co. LLC is serving as sole financial advisor to Sumo Logic, and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Kirkland & Ellis LLP is serving as legal counsel to Francisco Partners.

About Sumo Logic

Sumo Logic, Inc. (Nasdaq: SUMO) empowers the people who power modern, digital business. Through its SaaS analytics platform, Sumo Logic enables customers to deliver reliable and secure cloud-native applications. The Sumo Logic Continuous Intelligence Platform™ helps practitioners and developers ensure application reliability, secure and protect against modern security threats, and gain insights into their cloud infrastructures. Customers around the world rely on Sumo Logic to get powerful real-time analytics and insights across observability and security solutions for their cloud-native applications. For more information, visit www.sumologic.com.

About Francisco Partners

Francisco Partners is a leading global investment firm that specializes in partnering with technology businesses. Since its launch over 20 years ago, Francisco Partners has invested in over 400 technology companies, making it one of the most active and longstanding investors in the technology industry. With approximately $45 billion in capital raised to date, the firm invests in opportunities where its deep sectoral knowledge and operational expertise can help companies realize their full potential. For more information on Francisco Partners, please visit www.franciscopartners.com.

Additional Information and Where to Find It

Sumo Logic, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Sumo Logic (the “Transaction”). Sumo Logic plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Information relating to the foregoing can also be found in Sumo Logic’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “2022 Proxy Statement”), which was filed with the SEC on May 26, 2022. To the extent that holdings of Sumo Logic’s securities have changed since the amounts printed in the 2022 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Sumo Logic will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT SUMO LOGIC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL

CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Sumo Logic’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Sumo Logic with the SEC in connection with the Transaction will also be available, free of charge, on Sumo Logic’s investor relations website (http://investor.sumologic.com).

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account of Sumo Logic’s Board of Directors in approving the Transaction; and expectations for Sumo Logic following the closing of the Transaction. If any of these risks or uncertainties materialize, or if any of Sumo Logic’s assumptions prove incorrect, Sumo Logic’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that legal and regulatory approvals, or approvals from Sumo Logic’s stockholders, necessary to consummate the Transaction are not obtained; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; possible disruption related to the Transaction to Sumo Logic’s current plans and operations, including through the loss of customers and employees; and other risks and uncertainties detailed in the periodic reports that Sumo Logic files with the SEC, including Sumo Logic’s Annual Report on Form 10-K filed with the SEC on March 14, 2022, and Quarterly Reports on Form 10-Q filed with the SEC on May 27, 2022, August 26, 2022, and December 6, 2022, each of which may be obtained on the investor relations section of Sumo Logic’s website at investor.sumologic.com. All forward-looking statements in this press release are based on information available to Sumo Logic as of the date of this press release, and Sumo Logic does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Media Contacts:

Sumo Logic

Carmen Harris

Sumo Logic

charris@sumologic.com

(650) 414-1584

Scott Bisang / Dan Moore / Clayton Erwin

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Francisco Partners

Whit Clay / Sarah Braunstein

wclay@sloanepr.com / sbraunstein@sloanepr.com